PREFERRED UNIT PURCHASE AGREEMENT
THIS PREFERRED UNIT PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of February 10, 2023, by and among Sinclair Broadcast Group, Inc., a Maryland corporation (together with its successors and assigns, the “Parent”), Diamond Sports Holdings LLC, a Delaware limited liability company and an indirect subsidiary of the Parent (together with its successors and assigns, the “Company”), Preferred Equity Holding Co LLC, a Delaware limited liability company and an indirect subsidiary of the Parent (together with its successors and assigns, the “Buyer”) and JPMorgan Chase Funding Inc. (together with its successors and assigns, the “Seller”).
Capitalized terms used but not defined herein shall have the definitions ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated August 23, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”).
WHEREAS, the Seller owns 175,000 Preferred Units of the Company, which constitute all of the outstanding Preferred Units of the Company (such Preferred Units, the “Remaining Preferred Units”);
WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, the Remaining Preferred Units at the Purchase Price (as defined below) (such purchase and sale, the “Purchase Transaction”); and
WHEREAS, concurrently therewith, and subject to the terms hereof and thereof, the Parent and the Seller desire to terminate the Parent’s guaranty of collection made in favor of the Seller pursuant to the Amended and Restated Guaranty of Collection, dated September 20, 2019 (the “Guaranty of Collection”; the termination of the Guaranty of Collection, together with the Purchase Transaction, the “Transactions”), made by the Parent in favor of the Preferred Members (as defined therein).
NOW, THEREFORE, in consideration of the foregoing, of the mutual premises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
ARTICLE I

PURCHASE
Section 1.1    Purchase of Remaining Preferred Units. The Buyer shall purchase from the Seller all of the Remaining Preferred Units, free and clear of all liens, encumbrances, restrictions, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), and the Seller shall sell, transfer, assign and convey to the Buyer all of the Remaining Preferred Units, free and clear of all liens, encumbrances, restrictions, and its rights and obligations under the LLC Agreement (subject to the terms hereof and thereof) at an aggregate purchase price equal to $190,235,763 (the “Purchase Price”).
Section 1.2    Closing.
(a)    The closing (the “Closing”) of the Transactions shall take place remotely via the exchange of documents and signatures at 10:00 a.m. (New York time) on the date hereof or at such other time and place as the Seller and the Buyer shall agree in writing (the date of such Closing, the “Closing Date”).

(b)    On the Closing Date, the Buyer shall deliver to the Seller, or cause the delivery to the Seller of, the Purchase Price in cash by wire transfer of immediately available funds (free of any withholding or setoff of any kind) to the Seller’s wire instructions set forth on Schedule I hereto.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents and warrants to the Buyer, the Company and the Parent as follows:
Section 2.1    Title to Purchase Shares. The Seller has good and valid title to the Remaining Preferred Units to be sold at the Closing Date by the Seller hereunder, free and clear of all liens, encumbrances and other restrictions; the Seller will have, immediately prior to the Closing Date, good and valid title to the Remaining Preferred Units to be sold at the Closing Date by the Seller, free and clear of all liens, encumbrances and other restrictions; and, upon delivery of the Remaining Preferred Units and payment therefor pursuant hereto, good and valid title to such Remaining Preferred Units, free and clear of all liens, encumbrances and other restrictions, will pass to the Buyer.
Section 2.2    Authority Relative to this Agreement. The Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Seller of this Agreement and the consummation by it of the Transactions have been duly and validly taken.
Section 2.3    Approvals. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Seller of this Agreement and the consummation of the Transactions.
Section 2.4    No Conflict. The execution, delivery and performance by the Seller of this Agreement, the compliance by the Seller with the terms hereof and the consummation of the Transactions will not result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Seller.
Section 2.5    Receipt of Information. The Seller has received all the information it considers necessary or appropriate for deciding whether to consummate the Purchase Transaction. The Seller has had an opportunity to ask questions and receive answers from the Company and the Buyer. The Seller has had the opportunity to discuss with its tax advisors the consequences of the Purchase Transaction. The Seller has not received, nor is it relying on, any representations or warranties from the Buyer, the Company or the Parent other than as provided herein, and the Buyer, the Company and the Parent hereby disclaim any other express or implied representations or warranties with respect to themselves.
Section 2.6     Seller Excluded Information. The Seller acknowledges that neither the Buyer, the Company, the Parent nor any of their respective agents or representatives have given the Seller any investment advice, credit information, or opinion regarding whether the sale of the Remaining Preferred Units is prudent. The Seller acknowledges that: (i) the Buyer, the Company, the Parent or their respective affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to the Seller and that may be material to a decision to sell the Remaining Preferred Units (“Seller Excluded Information”) and (ii) the Seller has determined to sell the Remaining Preferred Units notwithstanding its lack of knowledge of Seller Excluded Information.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER, THE COMPANY AND THE PARENT
The Buyer, the Company and the Parent each represent and warrant, severally but not jointly, to the Seller as follows:
Section 3.1    Authority Relative to this Agreement. Each of the Buyer, the Company and the Parent has the power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by them of this Agreement and the consummation by them of the Transactions have been duly and validly taken.
Section 3.2    Approvals. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Buyer, the Company or the Parent of this Agreement and the consummation of the Transactions.
Section 3.3    No Conflict. The execution, delivery and performance by the Buyer, the Parent and the Company of this Agreement, the compliance by the Buyer, the Parent and the Company with the terms hereof and the consummation of the Transactions will not result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Buyer, the Parent and the Company, as applicable.
Section 3.4    Funding of Purchase Price. The Parent benefits from the Transactions as a result of its obligations under the Guaranty of Collection. On or prior to the Closing Date, the Parent contributed to Diamond Sports Topco LLC (“Topco”), a Delaware limited liability company and subsidiary of the Parent, cash in an amount up to the Purchase Price and Topco contributed such cash to the Buyer to enable the Buyer to purchase the Remaining Preferred Units and give effect to the Transactions.
ARTICLE IV
RELEASE
Section 4.1    General Release.
(a)    Effective as of the receipt of the Purchase Price by the Seller, the Seller, on behalf of itself and each of its controlled affiliates and its and their representatives, successors and assigns, releases the Buyer, the Company, the Parent, each of their controlled affiliates and each of their respective directors, officers, employees, representatives and agents (collectively, the “Company Released Parties”) from any and all claims, demands, debts, liabilities, actions and causes of action of every kind and character arising out of or related to the ownership of the Preferred Units (including its rights as a Preferred Member), the LLC Agreement, the Guaranty of Collection and any other related documents or agreements as they relate to the Preferred Units, in each case subject to Sections 4.1(d) and 5.4.

(b)    Effective as of the receipt of the Remaining Preferred Units by the Buyer, the Buyer, the Company and the Parent, each, on behalf of itself and each of its controlled affiliates and its and their representatives, successors and assigns, releases the Seller, its controlled affiliates and each of its and their respective directors, officers, employees, representatives and agents (collectively, the “Seller Released Parties”) from any and all claims, demands, debts, liabilities, actions and causes of action of every kind and character arising out of or related to the ownership of the Preferred Units, the LLC Agreement, the Guaranty of Collection and any other related documents or agreements as they relate to the Preferred Units, in each case subject to Sections 4.1(d) and 5.4.
(c)    Effective as of the receipt of the Purchase Price by the Seller, the Guaranty of Collection is hereby terminated, subject to Sections 4.1(d) and 5.4.
(d)    Notwithstanding the foregoing releases and the termination of the Guaranty of Collection: (i) Section 7 of the Guaranty of Collection (as in effect on the date hereof) shall survive, and the Parent shall have the right to enforce the Guaranty of Collection (as in effect on the date hereof) in accordance with and subject to the terms of Section 7 of the Guaranty of Collection (as in effect on the date hereof), (ii) Section 8 of the Guaranty of Collection (as in effect on the date hereof) shall survive, and the Seller shall have the right to enforce the Guaranty of Collection (as in effect on the date hereof) in accordance with and subject to the terms of Section 8 of the Guaranty of Collection (as in effect on the date hereof), (iii) Exhibit E of the LLC Agreement (as in effect on the date hereof) shall survive, and the Seller shall have the right to enforce Exhibit E of the LLC Agreement (as in effect on the date hereof) in accordance with and subject to the terms thereof, and (iv) the rights and obligations of the Seller, the Buyer, the Parent and the Company under this Agreement shall survive, and each of the Seller, the Buyer, the Parent and the Company may enforce such terms. In addition, for the avoidance of doubt, in the event of any enforcement of the Guaranty of Collection in accordance with and subject to the terms of Section 7 or Section 8 of the Guaranty of Collection or of Exhibit E to the LLC Agreement (in each case as in effect on the date hereof), the Parent, the Company, the Buyer and the Seller agree that Section 13 of the Guaranty of Collection and Section 11.15 of the LLC Agreement relating to limitation on suits shall not apply, notwithstanding that the Seller shall not hold Preferred Units following the Purchase Transaction.
ARTICLE V

MISCELLANEOUS
Section 5.1    Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.
Section 5.2    Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by such party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Section 5.3    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 5.4    Reinstatement. To the extent any amount received by the Seller in connection with the Purchase Transaction or any prior redemption of Preferred Units is or must be avoided, recovered, rescinded or returned to the Company, the Parent, the Buyer or any other Person for any reason pursuant to (x) the order of a court of competent jurisdiction or (y) a settlement or other resolution to which the Parent has consented (such consent not to be unreasonably withheld) (such amount, the “Recovered Amount”), on the date the Recovered Amount is actually returned to the Company, the Parent, the Buyer or such other Person the Guaranty of Collection shall be reinstated, shall be deemed to have continued in existence and shall continue in effect as to the Recovered Amount, which shall be a Guaranteed Obligation under and as defined in the Guaranty of Collection, and the Parent acknowledges that the Seller shall be deemed to have exhausted all Investor Remedies and shall not be required to pursue collection of the Recovered Amount from the Company or any other Person, and the Parent agrees that the Recovered Amount, as and when paid by the Seller or any of its affiliates, shall be due in cash in full from the Parent, and the Parent agrees to pay the Recovered Amount in full upon demand to the Seller; provided that the Parent, in its sole discretion, may elect to defer all or a portion of the Recovered Amount (such deferred amount, the “Deferred Amount”), in which case the Parent and the Seller shall enter into a promissory note (the “Promissory Note”). The Parent and the Seller hereby agree that the Promissory Note shall be negotiated in good faith and shall include the terms included in that certain Letter Agreement (the “Letter Agreement”) between the Parent, the Company, the Buyer and the Seller, dated February 10, 2023.
Section 5.5    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
Section 5.6    Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties. For the avoidance of doubt, this Section 5.6 shall not apply to the assignment of the Promissory Note described in Section 5.4 hereof; provided that the assignment of the Promissory Note is in accordance with the terms of this Agreement and the Letter Agreement.
Section 5.7    No Third Party Beneficiaries. No Person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any Person other than the parties hereto any rights, benefits or remedies; provided that the Company Released Parties are intended third party beneficiaries of Sections 4.1(a) and (d) and Section 5.4 and shall be entitled to enforce such provisions directly and that the Seller Released Parties are intended third party beneficiaries of Sections 4.1(b) and (d) and Section 5.4 and shall be entitled to enforce such provisions directly.
Section 5.8    Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
Section 5.9    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company and the Buyer shall be given to Diamond Sports Holdings LLC c/o Sinclair Broadcast Group, Inc. at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030, Attention: Lucy Rutishauser, Christopher Ripley and David Gibber, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York

Plaza, New York, New York 10004, Attention: Phil Richter and Ezra Schneck. Notices to the Parent shall be given to Sinclair Broadcast Group, Inc. at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030, Attention: Lucy Rutishauser, Christopher Ripley and David Gibber, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Phil Richter and Ezra Schneck. Notices to the Seller shall be given to JPMorgan Chase Funding Inc. at 170 Park Avenue, New York, New York 10017, Attention: Joseph Ferraiolo, with copies to: Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017, Attention: John C. Ericson.
Section 5.10    Governing Law; Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Each party irrevocably and unconditionally (a) consents to the jurisdiction of the federal and state courts located in the Borough of Manhattan, State of New York, for any action, suit or proceeding arising under or related to this Agreement, (b) waives any objection to the laying of venue of any such action, suit or proceeding brought in any such court, and (c) waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING UNDER OR RELATED TO THIS AGREEMENT.
Section 5.11    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PREFERRED EQUITY HOLDING CO LLC By: Sinclair Broadcast Group, Inc, as the sole member of Diamond Sports Topco LLC, its sole member
By:	/s/ Christopher S. Ripley
	Name:	Christopher S. Ripley
	Title:	President and Chief Executive Officer

DIAMOND SPORTS HOLDINGS LLC By: Sinclair Broadcast Group, Inc. as the sole member of Diamond Sports Topco LLC, its sole member
By:	/s/ Christopher S. Ripley
	Name:	Christopher S. Ripley
	Title:	President and Chief Executive Officer

SINCLAIR BROADCAST GROUP, INC.
By:	/s/ Christopher S. Ripley
	Name:	Christopher S. Ripley
	Title:	President and Chief Executive Officer

JPMORGAN CHASE FUNDING INC.
By:	/s/ Joseph Ferraiolo
	Name:	Joseph Ferraiolo
	Title:	Executive Director

SCHEDULE I

Wire Transfer Instructions of the Seller

ABA	[•]
Account #	[•]
Account Title	[•]
Attention	[•]
Inquiries-email	[•]
Contacts	[•]
Amount	$190,235,763